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                                                                    EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT


                              STATE OF
                            INCORPORATION              RELATIONSHIP
                            -------------        ------------------------
BNA Holdings Inc.             Delaware           100% owned by Registrant

BNA International Inc.        Delaware           100% owned by Registrant

BNA Washington Inc.           Delaware           100% owned by Registrant

Institute of Management
  and Administration, Inc.    New York           100% owned by Registrant

Kennedy Information, Inc.     Delaware           100% owned by Registrant

The McArdle
  Printing Co., Inc.          Delaware           100% owned by Registrant

Pike & Fischer, Inc.          Delaware           100% owned by Registrant

STF Services Corporation      New York           100% owned by Registrant

Tax Management Inc.           Delaware           100% owned by Registrant